CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the following Registration Statements of Citicorp on:

   Form S-3 Nos.:   33-38589, 33-66094, 333-14917, 333-20803, 333-21143 and
                    333-32065; and

   Form S-8 Nos.:   2-47648, 2-58678, 33-21331, 33-21332, 33-41751, 33-52601,
                    33-53261, 333-00983, and 333-25889

and in the Registration Statements of Citicorp Mortgage Securities, Inc., Citibank, N.A., and other affiliates on:

   Form S-3 Nos.:   33-66222 and 333-43167; and

   Form S-11 Nos.:  33-6979, 33-6358, 33-36313 and 33-34670

of our report dated March 31, 1997, with respect to the consolidated financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Travelers Group Inc. for the year ended December 31, 1997 which report appears in the Form 10-Q of Citicorp dated May 13, 1998.

/s/ ARTHUR ANDERSEN LLP

New York, New York
June 17, 1998